INDUSTRIAL LEASE BETWEEN

COMERCIALIZADORA REYNOSA PARA

LA INDUSTRIA MAQUILADORA S.A. DE C.V.

AND

NEXUS MAGNETICOS DE MEXICO S. DE RL. DE C.V.

Table of Contents

ARTICLE I. TERM

1.01 Term of Lease

1.02 Option to Extend Term

1.03 Holdover

ARTICLE 2 RENT

2.01 ..Fixed Rent

2.02 Taxes and Assessments as Additional Rent

ARTICLE 3 USE OF PREMISES

3.01 Tenant's Warranty Regarding Use

3.02 Compliance with Laws

3.03 Rights of Inspection

3.04 Environmental Reporting Requirements

ARTICLE 4 REPAIRS AND MAINTENANCE

4.01 Repairs and Maintenance by Tenant

4.02 Tenant's Failure to Repair or Maintain

4.03 Allocation of Environmental Cleanup Costs

ARTICLE 5 UTILITIES AND GARBAGE REMOVAL

5.01 Utility Charges

5.02 Garbage Removal

ARTICLE 6 ALTERATIONS, ADDITIONS, AND IMPROVEMENTS

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6.01 Consent of Landlord

6.02 Property of Landlord

6.03 Alterations Required by Accessibility Laws

ARTICLE 7 TRADE FIXTURES AND SIGNS

7.01 Trade Fixtures

7.02 Signs

ARTICLE 8 MECHANIC’S LIEN

ARTICLE 9 INSURANCE AND INDEMNITY

9.01 Property Insurance

9.02 Liability Insurance

9.03 Remedy for Failure to Provide Insurance

9.04 Tenant's Environmental Indemnity

9.05 Landlord's Environmental Indemnity

9.06 Hold-Harmless Clause

ARTICLE 10 DAMAGE OR DESTRUCTION

10.01 Notices to Landlord

10.02 Total Destruction

10.03 Partial Destruction

ARTICLE 1.1 CONDEMNATIONS

11.01 Total Condemnation

11.02 Partial Condemnation

11.03 Condemnation Award

ARTICLE 12 DEFAULT

12.01 Tenant's Default

12.02 Landlord's Lien

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12.03 Landlord's Default

12.04 Cumulative Remedies

12.05 Waiver of Breach

ARTICLE 13 INSPECTION BY LANDLORD

ARTICLE 14 ASSIGNMENT AND SUBLEASE

14.01 Assignment and Subletting by Tenant

14.02 Assignment by Landlord.

ARTICLE 15 MISCELLANEOUS

15.01 Notices and Addresses

15.02 Parties Bound

15.03 Texas Law to Apply

15.04 Legal Construction

15.05 Prior Agreements Superseded

15.06 Amendment

15.07 Rights and Remedies Cumulative

15.08 Attorney's Fees and Costs

15.09 Force Majeure

I5.10 Time of Essence

ARTICLE 16 GUARANTEE

16.10 Guarantee Execution

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INDUSTRIAL LEASE

This Lease is-entered into between Comercializadora Reynosa para la Industria Maquiladora, S.A. de C.V.("Landlord"), a Mexican corporation, and Nexus Magnéticos de México S. de R. L. de C.V. ("Tenant"), a Mexican corporation and Jefferson Electric Inc., a Wisconsin corporation, Guarantor In consideration of the mutual covenants and agreements of this lease, and other good and valuable consideration, Landlord, demises and leases to Tenant, and Tenant leases from Landlord, the premises situated at Calle Sección 44 A 3era Unidad del Bajo Rio San Juan SN y Brecha E 100, in Reynosa, Tamaulipas, Mexico, legally described on Exhibit A attached to this lease, and made a part of this lease for all purposes (collectively referred to as "the premises." or "the leased premises" in this lease).

ARTICLE 1
TERM

Term of Lease

1.01. The term of this lease is three (3) years, beginning on April 1, 2013, and ending on March, 31, 2016. unless terminated sooner as provided. in this lease.

Option to Extend Term

1.02. Tenant may extend the term of this lease beyond the expiration date provided in § 1.01 on the following conditions:

A. Tenant may, if it is not in default either on the date required for the notice or on the date such extension commences, extend the lease term. for one additional period of three (3) years. The extended terns will begin on the day following the expiration date of the lease term specified in § 1.01, and for one additional period of the same length, to begin on the day following the expiration date of the immediately preceding term.13ut if, at the date the original term expires, Tenant is in default beyond any grace period provided in this lease in performing any of the terms of this lease, the remaining option is void. All- of the terms and covenants of this lease apply-to the extended lease term; provided, however, that in no event shall this lease be _in force and effect, after April 1, 2018, unless pursuant to holdover under 1.03.

b. Tenant may exercise the option to extend this lease by giving Landlord notice of its intention to do so not later than one hundred twenty (120) days before the then current lease term expires. Notice of an intention to exercise an option under this lease must, to be effective, be sent by mail or fax to Landlord at the address provided in § 15.01 and must be postmarked no later than the latest date provided in this section for Tenant's exercising the option.

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Holdover

1.03. If Tenant holds over and continues in possession of the premises after the lease term. (or any extension) expires, other than as provided in § 1.02, Tenant will be considered to be occupying the premises on a month-to-month tenancy, subject to all the terms of this lease.

ARTICLE 2
RENT

Fixed Rent

2.01. Tenant will pay Landlord US$ 23,000 per month on or before the first day of each month as a fixed rent for the next month. Rent for any fractional month at the beginning or end of the lease term will be prorated on a per-day basis. This fixed rent will increase by ten (10) percent for the extended lease term, so that the fixed rent during the extended tern. will be US $ 25,300. Tenant will pay this fixed rent to Landlord at Landlord's office, located at !0113 North 10th St. McAllen, Texas, or at such other location or locations that Landlord may from time to time designate by written notice to Tenant.

Taxes and Assessments as Additional Rent

2.02, In addition to the fixed rent specified in 2.01, Tenant will pay in full all special assessments, and governmental charges of any kind imposed on the premises during the lease term, including any special-assessments imposed on or against the premises for constructing or improving, public works, This additional rent is payable to the Landlord, within ten (10) after delivery of the tax or assessment receipt by the Landlord to the Tenant. Landlord may contest any Real Property Tax at its sole cost and expense. Tenant shall have the right to request Landlord to contest any Real Property Tax, and Landlord shall so contest, at Tenant's sole cost and expense (including, without limitation, Landlord's reasonable attorneys' fees and reasonable fees payable to tax consultants and attorneys for consultation and contesting taxes), provided, however, that,. if prior to Tenant's request, Landlord has instituted proceedings to contest the Real Property Tax in question, then the costs and expenses shall be Landlord's sole responsibility. Landlord shall cooperate in the institution and prosecution of any such proceedings of contesting taxes and will execute any documents reasonably required therefore. All reductions, refunds, or rebates of Real Property Taxes paid or payable by Tenant shall belong to Tenant whether as a consequence of a tenant proceeding or otherwise.

Note: Landlord agrees to pay Real Property Taxes.

ARTICLE 3
USE OF PREMISES

Tenant's Warranty Regarding Use

3.01. Tenant represents and warrants to Landlord that Tenant intends to use the premises for the purchasing, processing, developing, importing, selling, leasing, distributing, servicing, repairing, packing, manufacturing, welding, fabricating, extruding, stamping, painting, lacquering, PVC coating, etching, laser decorating, assembly and sub-assembly of all types of products for the electrical

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industry, including but not limited to the manufacturing, selling and. distributing of dry type magnetic transformers and related products for the electrical industry, and to undertake all types of production, repair, service, assembly or manufacturing activities for affiliated companies and other customers, and for such other lawful purposes as may be incidental thereto, the "Permitted Uses". Ten-ant's use of the property is restricted to the Permitted Uses specified in this section unless Tenant obtains Landlord's prior written consent to any change in use. Before the lease term begins, Tenant must give Landlord an affidavit of an officer of Tenant, referred to as the "Officer's Affidavit," setting forth a detailed description of the operations that Tenant will conduct on the premises. The Officer's Affidavit must be organized and prepared in a narrative form, including a description and quantification of all hazardous materials to be generated, manufactured, refined, transported, treated, stored, handled, or disposed of on the premises. After the lease term begins, Tenant must notify Landlord as to any changes in Tenant's operation or use or generation of hazardous materials by way of a supplemental. Officer's Affidavit, Tenant must also supplement and update the Officer's Affidavit on each anniversary of the commencement of the lease term. Tenant may not begin or alter any operations on the property before (a) obtaining all required operating and discharge permits or approvals, including but not limited to air pollution control permits and pollution discharge elimination system permits, from all Mexican governmental or public authorities having jurisdiction over the Tenant's operations or the property, and (b) providing copies of such permits and approvals to the Landlord.

Compliance with Laws

3.02, a. Tenant may not use, or permit using, the premises in any manner that results in waste of premises or constitutes a nuisance or for any illegal purpose. Tenant, at its own expense, will comply, and will cause its officers, employees, agents, and invitees to comply, with all applicable laws, ordinances, and governmental rules and regulations concerning the use of the premises, including Mexican Hazardous Materials Laws.

b. Tenant, at its sole cost, must comply with all Mexican Hazardous Materials Laws in connection with Tenant’s use of the premises.

c. "Hazardous Materials" means any substance, material, or waste that is or becomes regulated by any local governmental agency, the State of Tamaulipas, or the Mexican Federal Government.

d. "Hazardous Materials Laws" means any Mexican federal, state, or local statute, ordinance, order, rule, or regulation of any type relating to the storage, handling, use, or disposal of any Hazardous Materials, the contamination of the environment, or any removal of such contamination, including, without limitation, those statutes referred to in subparagraph c.

Rights of Inspection

3.03. Tenant must permit Landlord and Landlord's agents, servants, and employees, including but not limited to legal counsel and environmental consultants and engineers, access to the premises for the purpose of conducting environmental inspections and sampling during regular business hours, and during other hours either by agreement of the parties or in the event of an environmental emergency. Tenant may not restrict access, to any part of the premises, and Tenant may not impose any

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Conditions to access. If Landlord's environmental inspection includes sampling and testing of the premises, Landlord must use its best efforts to avoid interfering with Tenant's use of the premises, and on completion of sampling and testing must repair and restore the affected areas of the premises as made necessary by any sampling and testing.

Environmental Reporting Requirements

3.04. a. Tenant must promptly supply Landlord with copies of all notices, reports, correspondence,. and submissions made by Tenant to the Mexican Environmental Protection Agency, or any other local, Mexican. state, or federal authority that requires submission of any information concerning environmental matters or hazardous materials pursuant to hazardous materials laws.

b. Tenant must promptly notify Landlord in advance of any scheduled meeting between Tenant and any of the agencies specified in subparagraph a. Landlord's Environmental Obligations

3,05. Landlord represents and warrants, that: i) Landlord has not engaged in or permitted any operations or activities upon, or any use or occupancy of the premises, or any real property adjacent thereto, or any portion thereof, for the purpose of or in any way involving the treatment, storage, release, discharge, dumping or disposal of any Hazardous Materials, under, in or about the premises, or such adjacent properties, or any portion thereof; except as in compliance with Hazardous Material Laws, nor are any Hazardous Materials,, presently deposited, stored, or otherwise located on, under, in or about the premises, or the property upon which the premises is located; ii) Landlord has received no (a) notice or other communication concerning any alleged violation of Hazardous Material Laws; or (b) notice or other communication concerning alleged liability related to 'the environmental condition. of the premises, any property adjacent thereto, or any portion thereof, and there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or threatened, relating to the ownership, use, maintenance or operation of the premises,. or such adjacent properties or any portion thereof, by any person, or from alleged violation of Hazardous Material Laws, or from the suspected presence of Hazardous Materials on the premises, or any property adjacent thereto or any portion thereof, nor to the best knowledge of Landlord does there exist any basis for such lawsuit, claim, proceeding, citation, directive, summons or investigation being instituted or filed; iii) neither the premises nor any property adjacent thereto, are in violation of any Hazardous Material Laws; and iv) Landlord shall perform all of its obligations under this Lease in strict compliance with all applicable laws at its sole cost and expense.

If Hazardous Materials are hereafter discovered on the premises, and the presence of such Hazardous Materials is the result of the activities of Landlord, its agents, employees, contractors, subtenants, or invitees or of the activities of any person prior to the date of execution of this Lease and the presence of such Hazardous Materials results in any contamination, damages, or injury to the premises that materially and adversely affects Tenant's occupancy or use of the premises, Land lord shall promptly take all actions at, its sole expense as are necessary to remediate such Hazardous Materials and as may be required by the Hazardous Materials Laws. Actual or threatened action or litigation by any governmental authority is not a condition prerequisite to Landlord's obligations

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under this paragraph. Within 30 days alter notification from Tenant supported, by reasonable documentation setting forth such presence or release of Hazardous Materials, and after Landlord has been given a reasonable period of time after such 30-day period to conduct its own investigation to confirm such presence or release of Hazardous Materials , Landlord shall either terminate this Lease or commence to remediate such Hazardous Materials within 15 days after the completion of .Land- lord's investigation and thereafter diligently prosecute such remediation to completion. If Landlord fails to commence such remediation or if Landlord commences such remediation and fails to diligently prosecute same until completion, then Tenant as its sole remedy may terminate this Lease by written notice to Landlord after expiration of 30 days following a notice to Landlord that Tenant intends to terminate this Lease if Landlord does not promptly commence or diligently prosecute the remediation within such 30-day period. If Landlord commences remediation pursuant to this paragraph, the Rent shall be equitably adjusted if and to the extent and during the period the premises are unsuitable for Tenant's business. Notwithstanding anything herein to the contrary, if Landlord obtains an appropriate final and. binding resolution from the appropriate governmental authority that no further remediation is required prior to the effective date of any such termination, such termination shall be null and void and this Lease shall remain in full force and effect.

Landlord shall at Landlord's own cost and expense comply with all environmental requirements during the Tenant’s of this Lease or the renewal term except to the extent Tenant is required to do so under this Article 3.

3.06. The Landlord warrants that the Tenant shall have the quiet use and peaceful enjoyment of the premises without hindrance or molestation by Landlord during the full term of this Lease including the renewal term. Similarly, Landlord and Tenant agree that as provided by Article .1721 of the Civil Code of the State of Tamaulipas, this Lease shall survive any transfer of the premises or the Property where the premises is situated (with the understanding that Landlord shall not voluntarily transfer such property) including foreclosure of any lien or any mortgage of Landlord, its successors, assigns,. and transferees, or of any and all other parties that may have an interest in the premises or such property, and that any default in payment of any such liens or mortgages shall in no way prejudice the terms of this Lease or any extensions or renewals thereof; and that any amendments to such liens or mortgages or any now liens or mortgages on the premises, or the property where the premises is situated, or any part thereof, shall contain a provision acknowledging and respecting in all of its terms the existence, validity, priority, and duration of this Lease and the right of extensions or renewals thereof.

ARTICLE 4
REPAIRS AND MAINTENANCE

Repairs and. Maintenance

4.01. Landlord's Obligations. Subject to the provisions of Article 10 (Damage or Destruction of Premises) and Article I I (Condemnation), and except for damage caused by any act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, to the extent such damages arc not covered by insurance, Landlord shall at Landlord's sole expense, maintain, and repair the exterior of the building, all structural elements, including but not limited to the foundation, floors, exterior walls, doors, door and window frames,, the roof, supporting members all flashing and roof insulation, preventative maintenance and water tightness of the roof, structural supports of the improve-

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ments on the property, sidewalks, fences, dock areas, parking areas and. landscaping, in good order, condition and repair. Landlord shall not be obligated to maintain or repair plate glass or the interior or exterior surfaces of walls. Tenant shall promptly report. in writing to Landlord any defective condition known to it which Landlord is required to repair hereunder, Landlord shall also be responsible for re-surfacing the parking lot, unless damaged by the Tenant or its agents. Landlord shall be responsible for the condition of the utility connections to the building.

4.02. Tenant's Obligations. Except as provided in Article 10 (Damage or Destruction) and Article I 1 (Condemnation),. and except for damage caused by any act or omission of Landlord, or Landlord's employees, agents, contractors, or invitees, to the extent such damages are not covered by insurance, Tenant shall maintain and repair all heating and air conditioning (HVAC Systems), plumbing, electricity, water and sewage systems and their component parts. Tenant shall perform all interior nonstructural repairs and preventative maintenance to the premises necessary to keep the interior nonstructural elements of the same in the same condition (ordinary wear and tear excepted), provided, however that, such obligations shall apply only to the extent such items are not covered by guaranties provided or guaranties or warranties obtained by Landlord. In addition, Tenant shall perform the standard preventive maintenance of the HVAC systems.

Tenant's Failure to Repair or Maintain.

4.03. If Tenant fails to perform its obligation to repair, replace, or maintain, as set forth in § 4.01, upon thirty (30) days prior notice from Landlord of the need for the repair, replacement, or maintenance (except that no notice shall be required in the case of an emergency), Landlord may enter the premises and make the repairs or replacements, or perform the maintenance, or have the repairs or replacements made or maintenance, performed, at its own expense. On Landlord's notice to Tenant of the performance and cost of any maintenance, repairs, or replacements under this section, Tenant must immediately reimburse Landlord for any reasonable costs incurred by Landlord under this section, together with interest on the sum at to rate of ten (10) percent annually from the date of the notice until the date paid by Tenant to Landlord.

Allocation of environmental Cleanup Costs

4.04. Tenant is responsible only for the payment of that portion of any cleanup costs necessary for compliance with Mexican Hazardous Materials Laws that arise as a result of Tenant's discharge of hazardous materials on the premises during the Tenant's occupancy of the premises.

ARTICLE 5
UTILITIES AND GARBAGE REMOVAL

Utility Charges

5.01. Tenant will contract with and pay all utility charges for water, electricity, heat, gas, and telephone service used in and about the premises during the lease term. Tenant will pay the charges directly to the utility company or municipality furnishing the service before the charges are delinquent. In the event that there is a; curtailment or interruption in utility service attributable to the acts, omissions or misconduct of Landlord, its employees, agents, or contractors, the Rent shall be abated for each day of any such curtailment or interruption of utility services.

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Garbage Removal

5.02. Tenant will pay for all garbage removal from the premises during the lease tern.

ARTICLE 6
ALTERATIONS, ADDITIONS, AND IMPROVEMENTS

Consent of Landlord

6.01. Except in the case of installations, alternations, additions, or improvements, which are nonstructural in nature, and do not penetrate the building's roof or structural walls, which Tenant may make at sole discretion at its sole expense, Tenant may not make any alterations, additions, or improvements to the premises without Landlord's prior written consent, which consent may not unreasonably withheld or delayed.

Property of Landlord

6.02. All alterations, additions, or improvements made by Tenant will become Landlord's property when the lease terminates, If so required by Landlord upon giving its consent to Tenant, where Landlord's approval is required, Landlord may require Tenant to remove any alterations, additions or improvements prior to the expiration of the Lease at Tenant's expense.

Alterations Required by Accessibility Laws

6.03. If any alterations, additions, or improvements to the premises arc mandated by legal requirements related to accessibility by persons with disabilities ("accessibility alterations"), Landlord is responsible for malting them. This allocation of responsibility for compliance with such legal requireinents is a material inducement for the parties to enter this lease.

ARTICLE 7
TRADE FIXTURES AND SIGNS

Trade Fixtures

7.01. Tenant may, at all times, erect or install shelves, bins, machinery, equipment, or other trade fixtures, in, on, or about the premises, if Tenant complies with all applicable Mexican governmental laws, ordinances, and. regulations regarding the fixtures. Tenant may remove all trade fixtures when this lease terminates, if the fixtures can be removed without structural damage to the building. Tenant must repair any damage to the premises caused by removing trade fixtures, and all the repairs must be completed before the lease terminates. Any trade fixtures not removed by Tenant when this lease terminates are considered abandoned by Tenant and will automatically become Landlord's property. If any trade fixture installed by Tenant is abandoned when the lease terminates, Tenant must pay Landlord any reasonable expense actually incurred by Landlord to remove the fixture from the premises.

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Signs

7.02. Tenant may erect signs on any portion of the premises, including but not limited to the exterior walls, subject to applicable laws; ordinances, and regulations. Tenant must remove all signs when this lease terminates and repair any damage resulting from erecting or removing the signs.

ARTICLE 8
MECHANIC'S LIEN

Tenant will not permit any lien to be placed on the premises or improvements on the premises. Tenant will promptly pay any lien that is filed on the premises or on improvements located on the premises. If default in payment of the lien continues for 30 days after Landlord's written notice to Tenant, Landlord may, at its option, pay the lien or any portion of it without inquiring into its validity. Any amounts Landlord pays to .remove a lien caused by Tenant to be filed against the premises or improvements on them, including expenses and interest, are due from Tenant to Landlord and must be repaid to Landlord immediately on rendition of notice.

ARTICLE 9
INSURANCE AND INDEMNITY

Property Insurance

9.01. Tenant must, at its own expense during the lease term, keep all buildings and improvements on the premises insured against loss or damage by fire or theft, with extended coverage if obtainable at a price not to exceed US 5 2,500,000 to include direct loss by windstorm, hall, explosion, riot or riot attending a strike, civil commotion, aircraft, vehicles, and smoke, in the total amounts of not less than the Tall fair insurable value of the buildings and improvements. The insurance is to be carried by one or more Mexican insurance companies authorized or admitted to do business in Mexico. Choice of an insurance company is subject to approval by Landlord, who will not unreasonably withhold approval. The insurance policy or policies must name both Landlord and Tenant as insured. The policies must provide that any proceeds for loss or damage to buildings or to improvements are payable to Inter National Bank, McAllen, Texas.

Liability Insurance

9.02. Tenant, at its own expense, must provide and maintain in force during the lease term, liability insurance in the amount of US $ 1,000,000. This insurance is to be carried by one or more insurance companies authorized or admitted to transact business in Mexico. Choice of an insurance company is subject to approval by Landlord, who will not unreasonably withhold approval. The policy must cover Landlord as well as Tenant, for any liability for property damage or personal injury arising from Tenant's occupying. or Landlord's owning the premises.

Remedy for Failure to Provide Insurance

9.03. Tenant must furnish Landlord with certificates of all insurance required by this article. If Tenant does not provide the 'certificates within 30 days after obtaining possession, or if Tenant allows

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any insurance required under this article to lapse, Landlord may, at its option, take out and pay the premiums on the necessary insurance to comply with Tenant's obligations under this article. 'Landlord is entitled to reimbursement from Tenant for all amounts spent to procure and maintain the insurance, with interest at the rate of ten (10) percent annually from the date Tenant receives Landlord's notice of payment until reimbursement.

Tenant's Environmental Indemnity

9.04. Tenant must indemnify, defend, and hold harmless Landlord from and against all claims, Iiabilities, losses, damages, and costs, foreseen or unforeseen, including without limitation counsel, engineering, and other professional or expert fees, that Landlord may incur by reason of Tenant's action or inaction with regard to Tenant's obligations under Articles 3 and 4 of this lease. This section survives the expiration or earlier termination of this lease.

Landlord's Environmental indemnity

9:05. Landlord must indemnify, defend, and hold Tenant harmless from and against all claims, liabilities, losses, damages, and costs; foreseen and unforeseen, including without limitation counsel, engineering, and other professional or expert fees that Tenant may incur by reason of Landlord's action or inaction which arise from (i) any environmental condition existing prior to Tenant's occupancy of the premises adversely affecting the property and in violation of Hazardous Material Laws or (ii) the release of Hazardous Materials by Landlord, its employees, agents, or contractors or other tenants at the Premises, adversely affecting the property and in violation of f Hazardous Material Laws or (iii) a breach by Landlord of its obligations hereunder, including but not limited to Landlord's obligations under Section 3.05. This section survives the expiration or earlier termination of this lease.

Hold-Harmless Clause

9.06. Except for the negligence or misconduct of Landlord, its agents, employees, contractors, or invitees and to the extent permitted by law, Tenant will indemnify and hold Landlord harmless against any claims, demands, damages, costs, and expenses, including reasonable attorney's fees for defending claims and demands, arising from the conduct or management of Tenant's business on the premises or its use of them; from any breach by Tenant of any conditions of this lease; or from any act of negligence of Tenant, its agents, contractors, employees, subtenants, concessionaires, or licensees in or about the premises. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, on notice from Landlord, will defend the action or proceeding by counsel acceptable to Landlord. This section survives the expiration or earlier termination of this lease.

9.07. Except for the negligence or misconduct of Tenant, its agents, employees, contractors, or invitees and to the extent permitted by law, Landlord will indemnify and hold Tenant harmless against any claims, demands, damages, costs, and expenses, including reasonable attorney's fees for defending claims and demands, arising from any activity, work, or thing done, permitted or suffered by Landlord in or about the premises; from any breach by Landlord of any conditions of this lease; or from any act of negligence of Landlord or its agents, contractors, employees, in or about the premises. If any action or proceeding is brought against Tenant by reason of any such claim, Land- lord, on notice from Tenant, will defend the action or proceeding by counsel acceptable to Landlord. This section survives the expiration or earlier termination of this lease.

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ARTICLE 10
DAMAGE OR. DESTRUCTION OF PREMISES

Notice to Landlord

10.01. If the premises, or any structures or improvements on them, are damaged or destroyed by fire, tornado, or other casualty, Tenant must immediately give Landlord written notice' of the dam-age or destruction, including a general description of the damage and, as far as known to Tenant, the cause of the damage.

Total Destruction

10.02. If the building on the premises is totally destroyed by fire, tornado, or other casualty, other than uninsured casualty solely attributable to the negligence, gross negligence, or intentional tort of Tenant or any person. in or about the premises with Tenant's express or implied consent, or if it is so damaged that rebuilding or repairs cannot reasonably be completed within One hundred (1:00) working days 'at a cost not to exceed US $2,500,000 and the damage exceeds the insurance recovery, this lease will terminate, and rent will be abated for the unexpired portion of this lease, effective as of the date of written notification as provided in 10.01.

Partial Destruction

10.03. If the building or other improvements on the premises are damaged by fire, tornado, or other casualty other than an uninsured casualty solely attributable to the negligence, gross negligence, or intentional tort of Tenant or any person in or about 'the premises with Tenant's express or implied consent, but not to such an extent that rebuilding or repairs cannot reasonably be completed within seventy five(75) working days and at a cost not to. exceed $ 2,000,000 and the damage exceeds the insurance recovery, this lease will .not terminate except as follows:

a. If the premises. are partially destroyed before the final six (6) months of the lease term, Landlord .must, at its sole cost and risk, proceed immediately to rebuild or repair the damaged buildings and improvements to-substantially the condition they were in before the damage. If the damage renders the premises untenantable in whole or in part, the rent payable during the period in which they are untenantable will be adjusted equitably. If Landlord fails to complete the rebuilding or repairs within severity-five (75) working days front the date of Tenant's written notification to Landlord of the damage, Tenant may terminate this lease by written notification to Landlord. On the notification, all rights and obligations under this lease will cease.

b. If the premises are partially destroyed during the final three (3) months of the lease term, Landlord need not rebuild or repair them. If Landlord elects not to rebuild or repair and the damage rendered the premises untenantable in whole or in part, Tenant may terminate the lease or continue it with the rent for the remainder of the lease period adjusted equitably.

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ARTICLE 11
CONDEMNATION

Total Condemnation

11.01. If, during the lease term or any extension or renewal of it, more than .fifteen percent (15%) of the floor area of the premises or more than fifteen percent (15%) of the parking on the property are taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or are, sold to the condemning authority under threat of condemnation, this lease will terminate, and the rent will be reduced in proportion to the reduction in the area of the premises, or totally abated, as the case may be, during the unexpired portion of this lease, effective as of the date the condemning authority takes the premises.

ARTICLE 12
DEFAULT

12.01. Defaults. Each of the following shall be an event of default under this Lease ("Event of Default"):

(a)Tenant shall fail to pay Rent or any other sum payable under this Lease within fifteen (15) days after receiving written notice;

(b) Tenant shall breach any representation, warranty or covenant contained herein, or shall fai 1 to perform any of Tenant's other obligations under this Lease and such failure shall continue for a period of thirty (30) days after notice from Landlord; provided that if more than thirty (30) days shall be .required to complete such performance, Tenant shall not be in default if Tenant shall commence such performance within the thirty (30) day period and shall thereafter diligently pursue its completion; or

(c) (i) Except as otherwise provided by law, Tenant shall make (i) a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement shall be filed by or against Tenant and shall not be dismissed within fifteen (15) days; or (iii) a trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets located at the premises or Tenant's interest in this Lease and, possession shall be subjected to attachment, execution or other judicial seizure which shall not be discharged within sixty (60) days.

12.02. Landlord's Remedies. Upon the occurrence of an Event of Default, Landlord shall have all of the remedies against Tenant permitted by law including, without limitation, the right to (i) terminate this Lease and recover possession of the Property or (ii) seek specific performance of this Lease. In either event, Landlord shall also be entitled to recover from Tenant, as liquidated damages, the balance of the Rent and all other amounts accrued or to accrue hereunder for the remainder of the unexpired portion of the Lease Term, which amount shall be due and payable in monthly installments equivalent to the Rent payable by Tenant to Landlord at the time of the Event of Default (the "Liquidated Damages Amount"); provided, however, Landlord shall have the duty to use commercially reasonable efforts to mitigate damages and if Landlord is able to mitigate damages, then Tenant shall receive a credit against each monthly installment of the Liquidated Damages Amount in-the amount of (i) any sums actually received by Landlord in such mitigation efforts minus (ii)

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Landlord's reasonable expenses that were incurred in such mitigation efforts, including without limitation, reasonable attorney fees.

Cumulative Remedies

12.03. Tenant's Remedies. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations, hereunder within thirty (30) days after written notice from Tenant specifying such failure, provided, that if more than thirty (30) days shall be required to complete such performance; Landlord shall not be in. default if Landlord shall commence such performance within the thirty (30) day period and shall thereafter diligently pursue its completion. In the event of a breach by Landlord, Tenant shall be entitled to all rights and remedies under the law.

12,04. All Landlord's and Tenant's rights and remedies tinder this Article are cumulative, and none will exclude any other right or remedy provided by law or any other provision of this lease. All the consistent rights and remedies may be exercised and enforced concurrently and whenever occasion for their exercise arises.

Waiver of Breach

12.05. All Landlord's or. Tenant's waiving a breach of this lease by the other party does not constitute a continuing waiver or a waiver of any subsequent breach.

ARTICLE 13
INSPECTION BY LANDLORD

Tenant will permit Landlord and its agents, representatives, and employees to enter the premises during business hours upon twenty-four (24) hours prior notice for the purpose of inspection or any other purpose necessary to protect Landlord's interest in the premises or to perform Landlord's du• ties under this lease, and without prior notice in the event of an emergency.

ARTICLE 14
ASSIGNIMENI' AND SUBLEASE

Assignment and Subletting by Tenant

1.4.01. a. Tenant may not sublet; assign, encumber, or otherwise transfer this lease, or any right or interest in, it or in the premises or the improvements on them, without Landlord's written consent, which consent shall not be unreasonably withheld or delayed, If Tenant sublets, assigns, encumbers, or otherwise transfers its rights or interests in this lease or in the premises or the improvements on then without Landlord's written consent, Landlord may, at its option, declare this lease terminated. If Landlord consents in writing to an assignment, sublease, or other transfer of all or any of Tenant's rights tinder this lease,. the assignee or subtenant must assume all of Tenant's obligations under this lease, and except as mutually agreed upon by the parties, Tenant will remain liable for every obligation under the lease. Landlord may not arbitrarily or unreasonably withhold consent under this section.

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b. As a condition precedent to the Tenant's right to sublease the property or to assign this lease, the Tenant must, at the Tenant's own expense, fulfill all of the Tenant's environmental obligations under Article 3 of this :lease. If this condition is not satisfied, the Landlord has the right to withhold consent to any proposed .sublease or assignment.

Assignment by Landlord

14.02. Landlord may assign or transfer any of its interests under this lease. On transfer, and on the transferee's assumption of its obligations, Landlord is relieved of its obligations under the lease.

ARTICLE 15
PERMITS AND LICENSES

15.01. Landlord warrants that the Premises are in compliance with all applicable Mexican laws. As a condition to Tenant's obligation to pay Rent hereunder and to be bound by the other terms of this Lease, Landlord warrants that as of the commencement date of this Lease and throughout the Terri of this Lease and. the renewal term thereof Landlord shall have with respect to the premises all applicable permits, land use. licenses, occupational health and safety measures applicable to the building, industrial zoning designations, preliminary environmental reports for construction, occupancy permits and licenses, and all other federal, state, and municipal permits, licenses, reports, designations, and authorizations usually required to be maintained by Landlords under Mexican law necessary to allow Tenant, its successors and permitted assigns, lawfully to carry out Tenant's operations with respect to the Permitted Use at the premises (except for permits with respect to the labor, IMMEX program, import and export, environmental reports and permits relating to Tenant's operations statistics, Social Security, Infonavit, SARIAFORE, tax, and foreign investments, within the authority of the municipal, state or federal government, which permits shall be the responsibility of Tenant).

If any of such permits, licenses, designations, or authorizations (except for permits with respect to labor, IMMEX program, import and export, environmental reports and permits relating to 'Tenant's operation statistics, Social Security., lnfonavit, SAR/AFOR.E, tax, and foreign investments, within the authority of the municipal, state or federal government which permits shall be the responsibility of Tenant) are not obtained by Landlord and Tenant is unable to continue operating because of Landlord's failure to have such permits, then Tenant shall provide Landlord with. a written notice of such default and Landlord shall have 30 days to take all actions deemed necessary or appropriate by Tenant to cure such default. If such actions are not taken within such 30 day period, then (a) Landlord shall indemnify Tenant from all damages, losses, costs, claims, and liabilities caused thereby; and (b) Tenant may at any time upon notice in writing to Landlord terminate this Lease, without the need for a judicial decision therefore, in which event Tenant shall be released from all obligations hereunder (except for such obligations which may survive termination of the Lease pursuant to express provisions of the Lease). In addition, if for any reason any of said permits, licenses, reports, designations, or authorizations required to be maintained by Landlord(except for permits with respect to labor, IMMEX program, import and export, environmental reports and permits relating to Tenant's operations, statistics, Social Security, Infonavit, SAR/AFORE, tax, and foreign investments, within the authority of the municipal, state or federal government which permits shall be the responsibility of Tenant) are, through no act or omission of Tenant, revoked, modified, suspended, conditioned, or in any way changed so that Tenant, its successors and assigns,

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are prohibited or restricted at any time during the Lease Term or the renewal term from carrying out their intended operations as described in this Lease at the premises, then in such event only, Tenant shall provide Landlord with a written notice of such default and Landlord shall have 30 days to take all actions deemed. necessary or appropriate by Tenant to cure such default. If such actions are not taken within such 30 day period, then Tenant shall have the right to terminate this Lease without the need for a judicial decision therefore, by notifying Landlord in writing thereof, in which event Tenant shall be released from all. obligations hereunder (except for such obligations which may survive termination of the Lease pursuant to express provisions of the Lease). In the event of any such termination pursuant to the provisions of this section 15.01, Landlord shall return any prepaid rentals to Tenant Upon Tenant's request, Landlord agrees to furnish Tenant with true and correct copies of the permits, licenses, reports, designations, and/or authorizations referred to above and proof that they are in full force and effect. Furthermore, as and when pending items are obtained, and as and when items are renewed, replaced or extended, Landlord shall also furnish true and correct copies of the corresponding permit, license, report, designation, authorization, renewal, replacement or extension. Upon Landlord's request, Tenant agrees to furnish Landlord with true and correct copies of any permits, licenses, reports, designations and/or authorizations applicable to establishing. that Tenant's operations at the Premises are in compliance with applicable laws.

ARTICLE 16
MISCELLANEOUS

Notices and Addresses

16.01. All notices required under this lease may be given by the following methods:

a. By first class mail, addressed to the proper party, at the following addresses:

Landlord: Comercializadora Reynosa para la Industria Maquiladora, S.A. de C.V.

Blvd Luis Donaldo Colosio s/n colonia nuevo amanecer entre brecha E-99 y E-100

Reynosa, Tam. C.p. 88790

Tenant: Nexus Magnéticos de México S de R. L de C.V.

Seccion 44 A 3era Unidad del. Bajo Rio San Juan SN y Brecha E-100 Parque Industrial Reynosa

Reynosa, Tamps. 88770

Guarantor: Jefferson Electric Inc.

9650 S, Franklin. Drive

Franklin, Wi . 53132-8847

b. By fax transmission, to the proper party, at the following fax numbers:

Landlord: 899-921-6550

Guarantor /Tenant: 414-209-1639

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Notices are effective when received. Either party may change the address or fax number to which notices are to be sent by sending written notice of the new address or number to the other party in accordance with the provisions of this section.

Parties Bound

16.02. This agreement binds, and inures to the benefit of, the parties to the lease and their respective heirs, executors, administrators, legal representatives, successors, and assigns when this agreement permits.

Mexican Law to Apply

16.03. This agreement is to be construed under law of the state of Tamaulipas, Mexico, and all obligations of the parties created by this lease are performable in Reynosa, Tamaulipas, Mexico

Legal Constructiol.7.

16.04. If one or more of the provisions contained in this agreement are for any reason held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability will not affect any other provision of the agreement, which will be construed as if it had not included the invalid, illegal, or unenforceable provision.

Prior Agreements Superseded

16.05, This agreement constitutes the parties sole agreement and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter.

Amendment

16.06. No amendment modification or alteration of this agreement is binding unless in writing, dated subsequent to the date: of this agreement, and duly executed by the patties.

Rights and Remedies Cumulative

16.07. The rights and remedies provided by this lease are cumulative, and either party's using any right or remedy will not preclude-or waive its right to use any other remedy. These rights and remedies are in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

Attorney's Fees and Costs

16.08. If, as a result of either party's breaching this agreement, the other party employs an attorney to enforce its rights under this lease, then the breaching or defaulting party will pay the other party the reasonable attorney's fees and costs incurred to enforce the lease.

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Force Majeure

16,09. Neither Landlord nor Tenant is required to perform any term or covenant in this lease so long as performance is delayed or prevented by force majeure, which includes acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within Landlord's or Tenant's control and that Landlord or Tenant cannot, by exercising due diligence and paying money, prevent or overcome, in whole or part.

Time of Essence

16.10. Time is of the essence of this agreement.

Guarantee;

Jefferson Electric Inc is the owner of Nexus Custom Magnetics LLC which in turn owns 100% of the stock of Nexus. Magneticos de Mexico S. de R.L. and hereby guarantees all of the terms and conditions of this lease

The undersigned Landlord, Tenant and Guarantor execute this agreement on the first day of April 2013

LANDLORD

Comercializadora Reynosa para la Industria Maquiladora,s.a. de c.v.

By /s/ Cipriano Garza Barajas

C.P. Cipriano Garza Barajas,President

TENANT

Nexus Magnéticos de México, S. de R.L. de C.V.

By	/s/ Tom Klink

Tom Klink, Its President

GUARANTOR

Jefferson Electric, Inc.

By	/s/ Tom Klink

Tom Klink, Its President

Witnesses: /s/ Ellen Schuh

Name: Ellen Schuh

Address: 1900 10 Virgina Pl.

City, State and Zip: Oak Creek, WI 53154

Name: June Cantu /s/ June Cantu

Address: 705 Madison Ave

City, State and Zip: So. Milwaukee WI 53172

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EXHIBIT "A"

Description of the property : Terreno Industrial con una superficie de 10,000 m2 y con. superficie de construcci6n de 4,972 m2 ubicado en la Secci6n 44 A 3era Unidad del Bajo Río San Juan y Brecha E-100, Parque Industrial Reynosa según las siguientes medidas y colindancias: Al Norte en 50.00 M, con propiedad quo es o fue del Ing. Antonio Villarreal Garza, al Sur en 50.00 M. con carretera Reynosa a Matamoros, al oriente on 200.00 M. con propiedad que es o fue del ing. Antonio Villarreal Garza, al poniente en 200.00 M. con calle sin nombre, escritura expedida por el Lic. Alfonso Salinas Flores,

Notario Publico 1.35 de Reynosa, Tamps el día 1 de Octubre do 1999, datos de Registro: Secc. 1 No. 141428, Legajo 2829, Reynosa, Tam. 29 de Octubre del 2000.

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